EXHIBIT 99.1

Chemung Financial Reports Annual and Fourth Quarter 2015 Net Income of $9.4 Million, or $2.00 per Share, and $2.1 Million, or $0.45 per Share

ELMIRA, N.Y., Jan. 28, 2016 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (Nasdaq:CHMG), the parent company of Chemung Canal Trust Company (“the Bank”), today reported net income of $9.4 million, or $2.00 per share, for the full year of 2015 compared to $8.2 million, or $1.74 per share, for the full year of 2014.    Net income for the fourth quarter of 2015 was $2.1 million, or $0.45 per share, compared to $4.5 million, or $0.96 per share, for the fourth quarter of 2014.

Ronald M. Bentley, Chemung Financial Corporation CEO stated:

“We saw improvements in our earnings for the year, which increased nearly 15% year over year, due to the continued growth in our commercial loan and investment securities portfolios, along with expense control. For 2016 we will focus on increasing net interest income and managing expenses, as we continue to look for opportunities to enhance income and gain efficiencies in our day-to-day operations.”

Fourth Quarter Highlights1

  Loans, net of deferred fees increased $47.1 million, or 4.2%

  Commercial loans increased $80.7 million, or 13.0%

  Deposits increased $120.3 million, or 9.4%

  Net interest income decreased $0.1 million, or 0.6%

  Provision for loan losses decreased $1.0 million, or 62.7%

  Dividends declared during the quarter were $0.26

A more detailed summary of financial performance follows:

1 Balance sheet comparisons are calculated for December 31, 2015 versus December 31, 2014.   Income statement comparisons are calculated for the fourth quarter of 2015 versus prior-year fourth quarter.

YTD 2015 vs YTD 2014

Net Interest Income:

Net interest income for the year ended December 31, 2015 totaled $50.6 million compared with $49.6 million for the preceding year, an increase of $1.0 million, or 2.2%.  The increase was due primarily to interest income from the commercial loan portfolio, as the year-to-date average commercial loan balance increased $88.6 million when compared to the preceding year.  Fully taxable equivalent net interest margin was 3.46%, compared with 3.59% for the preceding year.  The decline in net interest margin was a result of the commercial loan portfolio repricing to current market rates.  The yield on interest-earning assets decreased by fourteen basis points, while the cost of interest-bearing liabilities decreased two basis points.  Average interest-earning assets increased $78.2 million compared to the prior year, primarily in commercial loans.

Non-Interest Income:

Non-interest income for the year ended December 31, 2015 was $20.4 million compared with $26.8 million for the preceding year, a decrease of $6.3 million, or 23.6%.  The decrease was primarily due to the $6.3 million net gains on security transactions that occurred during the fourth quarter of 2014, when the Bank sold the majority of its equity securities portfolio, along with decreases of $0.4 million in services charges on deposit accounts and $0.3 million in other non-interest income.  These decreases were offset by a $0.8 million increase in wealth management group fee income, due to fee increases that went into effect at the beginning of 2015.

Non-Interest Expense:

Non-interest expense for the year ended December 31, 2015 was $55.4 million compared with $60.5 million for the preceding year, a decrease of $5.1 million, or 8.4%.  The decrease was due primarily to the $4.3 million legal settlement that occurred in 2014, relating to the Bank’s Wealth Management Group, and decreases of $0.3 million in professional services, $0.2 million in amortization of intangible assets, $0.2 million in marketing and advertising, and $0.6 million in other non-interest expense.  These decreases were offset by a $0.2 million increase in pension and other employee benefits, $0.2 million data processing, and $0.6 million in other real estate owned expenses.  The decrease in professional services relates to the consulting costs associated with the rebranding of the Bank’s debit cards from Visa to Mastercard in 2014.  The increase in other real estate owned expenses is due to expenses related to maintaining two properties, along with fair market value adjustments during the year.

4th Quarter 2015 vs 4th Quarter 2014

Net Interest Income:

Net interest income for the current quarter totaled $13.0 million, consistent with the same period in the prior year.  Interest and fees from loans decreased $0.4 million, while interest and dividend income from securities increased $0.4 million when compared to the same period in the prior year.  Average interest-earning assets increased $111.4 million compared to the same period in the prior year.  Fully taxable equivalent net interest margin was 3.42%, compared with 3.71% for the same period in the prior year, which included one-time pre-payment fees and purchased credit impairment adjustments of $0.4 million.  The yield on interest-earning assets and cost of interest-bearing liabilities decreased thirty and one basis points, respectively.

Non-Interest Income:

Non-interest income for the quarter was $5.0 million compared with $11.4 million for the same period in the prior year, a decrease of $6.4 million, or 55.9%.  The decrease was due primarily to the $6.3 million net gain on security transactions that occurred during the fourth quarter of 2014, when the Bank sold the majority of its equity securities portfolio.

Non-Interest Expense:

Non-interest expense for the quarter was $14.2 million compared with $15.8 million for the same period in the prior year, a decrease of $1.6 million, or 9.9%.  The decrease was due primarily to decreases of $0.5 million in pension and other employee benefits, $0.2 million in net occupancy, $0.2 million in furniture and equipment, $0.3 million in data processing, $0.3 million in professional services, and $0.3 million in other non-interest expense.  These items were offset by increases of $0.1 million in salaries and wages and $0.3 million in other real estate owned expenses.  The decrease in pension and other employee benefits was primarily due to lower health care costs during the quarter, as the Bank is self-insured.  The decreases in net occupancy, furniture and equipment, data processing, professional services, and other non-interest expense were due to cost savings measures put into place by management during the year.  The increase in other real estate owned expenses relates to a fair market value adjustment during the fourth quarter of 2015 for one property, based upon an accepted offer.

4th Quarter vs 3rd Quarter 2015

Net Interest Income:

Net interest income for the fourth quarter totaled $13.0 million compared with $12.7 million for the preceding quarter, an increase of $0.3 million, or 2.1%.  The increase was due primarily to interest income from the commercial loan portfolio and interest and dividends from taxable securities.  Average interest-earning assets increased $48.1 million compared to the preceding quarter, primarily in commercial loans and investment securities.  Fully taxable equivalent net interest margin was 3.42%, compared with 3.45% for the preceding quarter.  The decline in net interest margin was a result of the commercial loan portfolio repricing to current market rates.  The yield on interest-earning assets decreased by four basis points, while the cost of interest-bearing liabilities remained consistent with the prior quarter.

Non-Interest Income:

Non-interest income for the fourth quarter was $5.0 million compared with $4.9 million for the preceding quarter, an increase of $0.1 million, or 2.3%.  The increase was primarily due to increases of $0.2 million in other non-interest income and $0.1 million in net gains on security transactions.  These increases were offset by decreases of less than $0.1 million in wealth management group fee income, service charges on deposit accounts, net gains on sales of loans held for sale and net losses on sales of other real estate owned.

Non-Interest Expense:

Non-interest expense for the fourth quarter was $14.2 million compared with $13.6 million for the preceding quarter, an increase of $0.6 million, or 4.4%.  The increase was due primarily to increases of $0.7 million in salaries and wages, $0.2 million in professional services, and $0.3 million in other real estate owned expenses.  These increases were offset by a $0.5 million decrease in pension and other employee benefits.  The increase in salaries and wages was due to an adjustment to the incentive awards during the fourth quarter, as annual targets were met.  The increase in other real estate owned expenses was due to a fair market value adjustment to one property, based on an accepted offer from an independent third-party.  The decrease in pension and other employee benefits was due to lower health care costs, as the Bank is self-insured, and a year-end adjustment to the pension liability due to a larger than expected number of employees retiring during the year and lower than expected salary increases.

Asset Quality

Non-performing loans totaled $12.2 million at December 31, 2015, or 1.05% of total loans, compared with $7.8 million at December 31, 2014, or 0.69% of total loans.  The increase in non-performing loans at December 31, 2015 was primarily in the commercial loan segment of the loan portfolio.  Non-performing assets, which are comprised of non-performing loans and other real estate owned, were $13.8 million, or 0.85% of total assets, at December 31, 2015, compared with $10.8 million, or 0.71% of total assets, at December 31, 2014.

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth.  Based on this analysis, the provision for loan losses for the fourth quarter of 2015 and 2014 were $0.6 million and $1.7 million, respectively.  Net charge-offs for the fourth quarter of 2015 were $0.4 million compared with $1.1 million for the same period in the prior year.  The provision for loan losses for the year ended 2015 and 2014 were $1.6 million and $4.0 million, respectively.  Net charge-offs for the year ended 2015 were $1.0 million compared with $3.1 million for the same period in the prior year.

At December 31, 2015 the allowance for loan losses was $14.3 million, compared with $13.7 million at December 31, 2014.  The allowance for loan losses was 116.7% of non-performing loans at December 31, 2015, compared with 176.0% at December 31, 2014.  The decline in the allowance for loan losses to non-performing loans is due to two commercial real estate loans which were placed in non-accrual status during the year.  The Bank believes the specific allowance for both of these commercial real estate loans are adequate to absorb probably incurred losses.  The ratio of the allowance for loan losses to total loans was 1.22% at December 31, 2015, level with December 31, 2014.

Balance Sheet Activity

Assets totaled $1.620 billion at December 31, 2015 compared with $1.525 billion at December 31, 2014, an increase of $95.4 million, or 6.3%.  The growth was due primarily to increases of $47.1 million, or 4.2%, in the loan portfolio and $62.3 million, or 21.3% in investment securities, partially offset by a decrease of $3.0 million, or 10.2% in cash and cash equivalents and $7.0 million, or 19.8% in accrued interest receivable and other assets.  The increase in loans can be attributed to increases of $80.7 million in commercial loans, offset by decreases of $1.0 million in mortgages and $32.6 million decrease in consumer loans, attributed mostly to the indirect loan portfolio.  The $62.3 million increase in investment securities can be mostly attributed to the investment of excess cash from municipal client deposits into higher yielding mortgage-backed securities during the year.  The $7.0 million decrease in accrued interest receivable and other assets can be mostly attributed to the receipt of insurance proceeds from the Wealth Management Group legal settlement during the second quarter of 2015.

Deposits totaled $1.400 billion at December 31, 2015 compared with $1.280 billion at December 31, 2014, an increase of $120.3 million, or 9.4%.  The growth was mostly attributable to increases of $104.8 million in money market accounts, $35.9 million in non-interest-bearing demand deposits, $19.8 million in interest-bearing demand deposits, and $5.6 million in savings deposits.  Partially offsetting the increases noted above was a $45.8 million decrease in time deposits. The changes in money market accounts and demand deposits can be attributed to the net inflow of deposits from municipal clients, as well as new municipal client relationships.

Total equity was $137.2 million at December 31, 2015 compared with $133.6 million at December 31, 2014, an increase of $3.6 million, or 2.7%.  The increase was primarily due to earnings of $9.4 million and a reduction of $1.0 million in treasury stock, offset by an increase of $2.2 million in accumulated other comprehensive loss and $4.8 million in dividends declared during the year.

The total equity to total assets ratio was 8.47% at December 31, 2015 compared with 8.77% at December 31, 2014.  The tangible equity to tangible assets ratio was 6.99% at December 31, 2015 compared with 7.13% at December 31, 2014.  Book value per share increased to $28.96 at December 31, 2015 from $28.44 at December 31, 2014.  As of December 31, 2015, the Bank’s capital ratios were in excess of those required to be considered well-capitalized under regulatory capital guidelines and the Corporation met capital requirements under regulatory guidelines.

Other Items

The market value of total assets under management or administration in our Wealth Management Group was $1.856 billion at December 31, 2015 compared with $1.956 billion at December 31, 2014, a decrease of $100.2 million, or 5.1%.  The decrease can be attributed to a decline in the market values of assets.

About Chemung Financial Corporation

Chemung Financial Corporation is a $1.6 billion financial services holding company headquartered in Elmira, New York and operates 34 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full-service community bank with trust powers.  Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State.  Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance.

This press release may be found at: www.chemungcanal.com under Investor Relations.

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands, except share data)	2015	2015	2015	2015	2014
ASSETS
Cash and due from financial institutions	$24,886	$30,800	$28,014	$29,643	$28,130
Interest-bearing deposits in other financial institutions	1,299	44,449	1,650	55,230	1,033
Total cash and cash equivalents	26,185	75,249	29,664	84,873	29,163

Trading assets, at fair value	701	636	635	601	549

Securities available for sale	344,820	335,571	290,571	266,307	280,507
Securities held to maturity	4,566	4,604	6,045	5,693	5,831
FHLB and FRB stocks, at cost	4,797	4,171	4,873	4,148	5,535
Total investment securities	354,183	344,346	301,489	276,148	291,873

Commercial	699,712	664,505	665,303	652,217	618,999
Mortgage	195,778	197,506	198,469	198,628	196,809
Consumer	273,143	279,926	286,634	292,727	305,766
Loans, net of deferred loan fees	1,168,633	1,141,937	1,150,406	1,143,572	1,121,574
Allowance for loan losses	(14,260)	(14,022)	(14,028)	(13,892)	(13,686)
Loans, net	1,154,373	1,127,915	1,136,378	1,129,680	1,107,888

Loans held for sale	1,076	316	668	628	665
Premises and equipment, net	29,397	30,023	30,874	31,548	32,287
Goodwill	21,824	21,824	21,824	21,824	21,824
Other intangible assets, net	3,931	4,201	4,478	4,763	5,067
Accrued interest receivable and other assets	28,256	27,129	27,623	34,707	35,223
Total assets	$1,619,926	$1,631,639	$1,553,633	$1,584,772	$1,524,539

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest-bearing demand deposits	$402,236	$392,734	$385,467	$376,773	$366,298
Interest-bearing demand deposits	130,573	144,097	118,988	127,593	110,819
Insured money market accounts	497,658	503,411	447,360	476,464	392,871
Savings deposits	203,749	196,994	199,437	199,349	198,183
Time deposits	166,079	173,205	180,725	187,951	211,843
Total deposits	1,400,295	1,410,441	1,331,977	1,368,130	1,280,014

FHLB overnight advances	13,900	-	15,600	-	30,830
Securities sold under agreements to repurchase	28,453	30,358	31,882	31,084	29,652
FHLB advances and other debt	22,076	22,140	22,201	22,259	22,286
Accrued interest payable and other liabilities	17,960	29,985	15,453	27,006	28,129
Total liabilities	1,482,684	1,492,924	1,417,113	1,448,479	1,390,911

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	45,537	45,545	45,468	45,477	45,355
Retained earnings	118,973	118,057	116,817	115,450	114,383
Treasury stock, at cost	(16,379)	(16,654)	(16,704)	(16,900)	(17,378)
Accumulated other comprehensive income (loss)	(10,942)	(8,286)	(9,114)	(7,787)	(8,785)
Total shareholders' equity	137,242	138,715	136,520	136,293	133,628
Total liabilities and shareholders' equity	$1,619,926	$1,631,639	$1,553,633	$1,584,772	$1,524,539

Period-end shares outstanding	4,738,750	4,724,432	4,719,874	4,712,156	4,699,186

Chemung Financial Corporation
Consolidated Statements of Income (Loss) (Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,		Percent	December 31,		Percent
(in thousands, except share and per share data)	2015	2014	Change	2015	2014	Change
Interest and dividend income:
Loans, including fees	$12,158	$12,549	(3.1)	$48,271	$47,139	2.4
Taxable securities	1,468	1,153	27.3	4,958	5,043	(1.7)
Tax exempt securities	254	215	18.1	939	967	(2.9)
Interest-bearing deposits	16	5	220.0	76	64	18.8
Total interest and dividend income	13,896	13,922	(0.2)	54,244	53,213	1.9

Interest expense:
Deposits	525	492	6.7	2,003	2,043	(2.0)
Securities sold under agreements to repurchase	214	214	0.0	848	848	0.0
Borrowed funds	195	182	7.1	751	754	(0.4)
Total interest expense	934	888	5.2	3,602	3,645	(1.2)

Net interest income	12,962	13,034	(0.6)	50,642	49,568	2.2
Provision for loan losses	615	1,650	(62.7)	1,571	3,981	(60.5)
Net interest income after provision for loan losses	12,347	11,384	8.5	49,071	45,587	7.6

Non-interest income:
Wealth management group fee income	2,076	1,931	7.5	8,522	7,747	10.0
Service charges on deposit accounts	1,249	1,319	(5.3)	4,886	5,281	(7.5)
Net gains (losses) on securities transactions	81	6,347	(98.7)	372	6,869	(94.6)
Net gains on sales of loans held for sale	55	92	(40.2)	294	301	(2.3)
Net gains (losses) on sales of other real estate owned	(36)	(24)	N/M	84	(64)	N/M
Income from bank owned life insurance	19	20	(5.0)	75	78	(3.8)
Other	1,579	1,715	(7.9)	6,214	6,544	(5.0)
Total non-interest income	5,023	11,400	(55.9)	20,447	26,756	(23.6)

Non-interest expense:
Salaries and wages	5,800	5,663	2.4	21,223	21,315	(0.4)
Pension and other employee benefits	1,060	1,602	(33.8)	5,908	5,733	3.1
Net occupancy	1,698	1,925	(11.8)	7,006	7,098	(1.3)
Furniture and equipment	715	921	(22.4)	2,979	2,972	0.2
Data processing	1,722	2,010	(14.3)	6,586	6,393	3.0
Professional services	404	685	(41.0)	1,293	1,597	(19.0)
Legal settlements	-	-	N/M	-	4,250	(100.0)
Amortization of intangible assets	270	317	(14.8)	1,136	1,310	(13.3)
Marketing and advertising	185	200	(7.5)	899	1,079	(16.7)
Other real estate owned expense	425	93	357.0	812	247	228.7
FDIC insurance	232	302	(23.2)	1,075	1,116	(3.7)
Loan expense	166	247	(32.8)	693	811	(14.5)
Merger and acquisition expenses	-	-	N/M	-	115	(100.0)
Other	1,557	1,827	(14.8)	5,817	6,441	(9.7)
Total non-interest expense	14,234	15,792	(9.9)	55,427	60,477	(8.4)

Income (loss) before income tax expense	3,136	6,992	(55.1)	14,091	11,866	18.8
Income tax expense (benefit)	1,007	2,510	(59.9)	4,658	3,709	25.6
Net income (loss)	$2,129	$4,482	(52.5)	$9,433	$8,157	15.6

Basic and diluted earnings (loss) per share	$0.45	$0.96		$2.00	$1.74
Cash dividends declared per share	0.26	0.26		1.04	1.04
Average basic and diluted shares outstanding	4,730,806	4,690,519		4,719,278	4,683,067

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)
						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(in thousands, except share and per share data)	2015	2015	2015	2015	2014	2015	2014

RESULTS OF OPERATIONS
Interest income	$13,896	$13,595	$13,519	$13,234	$13,922	$54,244	$53,213
Interest expense	934	904	872	892	888	3,602	3,645
Net interest income	12,962	12,691	12,647	12,342	13,034	50,642	49,568
Provision for loan losses	615	307	259	390	1,650	1,571	3,981
Net interest income after provision for loan losses	12,347	12,384	12,388	11,952	11,384	49,071	45,587
Non-interest income	5,023	4,912	5,326	5,186	11,400	20,447	26,756
Non-interest expense	14,234	13,634	13,823	13,736	15,792	55,427	60,477
Income (loss) before income tax expense (benefit)	3,136	3,662	3,891	3,402	6,992	14,091	11,866
Income tax expense (benefit)	1,007	1,211	1,314	1,126	2,510	4,658	3,709
Net income (loss)	$2,129	$2,451	$2,577	$2,276	$4,482	$9,433	$8,157

Basic and diluted earnings (loss) per share	$0.45	$0.52	$0.55	$0.48	$0.96	$2.00	$1.74
Average basic and diluted shares outstanding	4,730,806	4,722,449	4,716,734	4,706,774	4,690,519	4,719,278	4,683,067

PERFORMANCE RATIOS
Return on average assets	0.52%	0.62%	0.66%	0.59%	1.17%	0.60%	0.54%
Return on average equity	6.05%	7.05%	7.52%	6.79%	12.54%	6.84%	5.74%
Return on average tangible equity (a)	7.42%	8.71%	9.32%	8.45%	15.49%	8.45%	7.12%
Efficiency ratio (b)	77.35%	75.25%	75.83%	76.26%	85.10%	76.18%	78.75%
Non-interest expense to average assets (c)	3.49%	3.44%	3.55%	3.57%	4.11%	3.51%	3.73%
Loans to deposits	83.46%	80.96%	86.37%	83.59%	87.62%	83.46%	87.62%

YIELDS / RATES - Fully Taxable Equivalent
Yield on loans	4.20%	4.22%	4.26%	4.28%	4.49%	4.24%	4.43%
Yield on investments	1.98%	1.89%	1.91%	1.83%	1.98%	1.91%	1.98%
Yield on interest-earning assets	3.66%	3.70%	3.74%	3.74%	3.96%	3.71%	3.85%
Cost of interest-bearing deposits	0.20%	0.20%	0.21%	0.20%	0.21%	0.20%	0.22%
Cost of borrowings	2.99%	3.03%	2.64%	2.74%	2.65%	2.85%	2.83%
Cost of interest-bearing liabilities	0.35%	0.35%	0.34%	0.35%	0.36%	0.35%	0.37%
Interest rate spread	3.31%	3.35%	3.40%	3.39%	3.60%	3.36%	3.48%
Net interest margin, fully taxable equivalent	3.42%	3.45%	3.50%	3.49%	3.71%	3.46%	3.59%

CAPITAL
Total equity to total assets at end of period	8.47%	8.50%	8.79%	8.60%	8.77%	8.47%	8.77%
Tangible equity to tangible assets at end of period (a)	6.99%	7.02%	7.22%	7.04%	7.13%	6.99%	7.13%

Book value per share	$28.96	$29.36	$28.92	$28.92	$28.44	$28.96	$28.44
Tangible book value per share	23.53	23.85	23.35	23.28	22.71	23.53	22.71
Period-end market value per share	27.50	28.03	26.48	28.30	27.66	27.50	27.66
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	1.04	1.04

AVERAGE BALANCES
Loans (d)	$1,151,469	$1,142,402	$1,141,412	$1,132,473	$1,112,297	$1,141,992	$1,066,379
Earning assets	1,522,176	1,474,098	1,462,842	1,450,249	1,410,804	1,477,529	1,399,285
Total assets	1,617,322	1,570,818	1,563,346	1,558,919	1,522,834	1,577,831	1,506,324
Deposits	1,410,017	1,367,853	1,353,895	1,338,913	1,307,305	1,367,717	1,297,443
Total equity	139,697	137,855	137,386	135,974	141,845	137,891	142,046
Tangible equity (a)	113,812	111,693	110,945	109,219	114,786	111,583	114,492

ASSET QUALITY
Net charge-offs	$377	$313	$123	$184	$1,116	$997	$3,071
Non-performing loans (e)	12,223	12,368	12,862	10,419	7,778	12,223	7,778
Non-performing assets (f)	13,753	14,744	15,238	12,925	10,843	13,753	10,843
Allowance for loan losses	14,260	14,022	14,028	13,892	13,686	14,260	13,686

Annualized net charge-offs to average loans	0.13%	0.11%	0.04%	0.07%	0.40%	0.09%	0.29%
Non-performing loans to total loans	1.05%	1.08%	1.12%	0.91%	0.69%	1.05%	0.69%
Non-performing assets to total assets	0.85%	0.90%	0.98%	0.82%	0.71%	0.85%	0.71%
Allowance for loan losses to total loans	1.22%	1.23%	1.22%	1.21%	1.22%	1.22%	1.22%
Allowance for loan losses to non-performing loans	116.67%	113.37%	109.07%	133.33%	175.96%	116.67%	175.96%

(a) See the GAAP to Non-GAAP reconciliations.
(b) Efficiency ratio is non-interest expense less merger and acquisition expenses less amortization of intangible assets less legal settlement divided by the total of fully taxable equivalent net interest income plus non-interest income less net gains on securities transactions less gain from bargain purchase less gain on liquidation of trust preferred securities.
(c) For the non-interest expense to average assets ratio, non-interest expense does not include legal settlement expense.
(d) Loans include loans held for sale. Loans do not reflect the allowance for loan losses.
(e) Non-performing loans include non-accrual loans only.
(f) Non-performing assets include non-performing loans plus other real estate owned.

Chemung Financial Corporation
GAAP to Non-GAAP Reconciliations (Unaudited)

The Corporation prepares its Consolidated Financial Statements in accordance with GAAP; these financial statements appear on pages 6-7. That presentation provides the reader with an understanding of the Corporation’s results that can be tracked consistently from period-to-period and enables a comparison of the Corporation’s performance with other companies’ GAAP financial statements.

In addition to analyzing the Corporation’s results on a reported basis, management uses certain non-GAAP financial measures, because it believes these non-GAAP financial measures provide information to investors about the underlying operational performance and trends of the Corporation and, therefore, facilitate a comparison of the Corporation with the performance of its competitors. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The SEC has adopted Regulation G, which applies to all public disclosures, including earnings releases, made by registered companies that contain “non-GAAP financial measures.”  Under Regulation G, companies making public disclosures containing non-GAAP financial measures must also disclose, along with each non-GAAP financial measure, certain additional information, including a reconciliation of the non-GAAP financial measure to the closest comparable GAAP financial measure and a statement of the Corporation’s reasons for utilizing the non-GAAP financial measure as part of its financial disclosures.  The SEC has exempted from the definition of “non-GAAP financial measures” certain commonly used financial measures that are not based on GAAP.  When these exempted measures are included in public disclosures, supplemental information is not required.  The following measures used in this Report, which are commonly utilized by financial institutions, have not been specifically exempted by the SEC and may constitute "non-GAAP financial measures" within the meaning of the SEC's new rules, although we are unable to state with certainty that the SEC would so regard them.

Fully Taxable Equivalent Net Interest Income, Net Interest Margin, and Efficiency Ratio

Net interest income is commonly presented on a tax-equivalent basis.  That is, to the extent that some component of the institution's net interest income, which is presented on a before-tax basis, is exempt from taxation (e.g., is received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added to the actual before-tax net interest income total.  This adjustment is considered helpful in comparing one financial institution's net interest income to that of other institutions or in analyzing any institution’s net interest income trend line over time, to correct any analytical distortion that might otherwise arise from the fact that financial institutions vary widely in the proportions of their portfolios that are invested in tax-exempt securities, and that even a single institution may significantly alter over time the proportion of its own portfolio that is invested in tax-exempt obligations.  Moreover, net interest income is itself a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest-earning assets.  For purposes of this measure as well, fully taxable equivalent net interest income is generally used by financial institutions, as opposed to actual net interest income, again to provide a better basis of comparison from institution to institution and to better demonstrate a single institution’s performance over time.  The Corporation follows these practices.

The efficiency ratio is a non-GAAP financial measures which represents the Corporation’s ability to turn resources into revenue and is calculated as non-interest expense divided by total revenue (fully taxable equivalent net interest income and non-interest income), adjusted for one-time occurrences and amortization.  This measure is meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s productivity measured by the amount of revenue generated for each dollar spent.

						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(in thousands, except per share data)	2015	2015	2015	2015	2014	2015	2014
NET INTEREST MARGIN - FULLY TAXABLE EQUIVALENT
AND EFFICIENCY RATIO
Net interest income (GAAP)	$12,962	$12,691	$12,647	$12,342	$13,034	$50,642	$49,568
Fully taxable equivalent adjustment	149	136	133	136	148	554	650
Fully taxable equivalent net interest income (non-GAAP)	$13,111	$12,827	$12,780	$12,478	$13,182	$51,196	$50,218

Non-interest income (GAAP)	$5,023	$4,912	$5,326	$5,186	$11,400	$20,447	$26,756
Less: net gains (losses) on security transactions	(81)	11	(252)	(50)	(6,347)	(372)	(6,869)
Less: recoveries from other-than-temporary impairments	-	-	-	-	(50)	-	(515)
Adjusted non-interest income (non-GAAP)	$4,942	$4,923	$5,074	$5,136	$5,003	$20,075	$19,372

Non-interest expense (GAAP)	$14,234	$13,634	$13,823	$13,736	$15,792	$55,427	$60,477
Less: merger and acquisition expenses	-	-	-	-	-	-	(115)
Less: amortization of intangible assets	(270)	(277)	(285)	(304)	(317)	(1,136)	(1,310)
Less: legal settlements	-	-	-	-	-	-	(4,250)
Adjusted non-interest expense (non-GAAP)	$13,964	$13,357	$13,538	$13,432	$15,475	$54,291	$54,802

Average interest-earning assets (GAAP)	$1,522,176	$1,474,098	$1,462,842	$1,450,249	$1,410,804	$1,477,529	$1,399,285

Net interest margin - fully taxable equivalent (non-GAAP)	3.42%	3.45%	3.50%	3.49%	3.71%	3.46%	3.59%
Efficiency ratio (non-GAAP)	77.35%	75.25%	75.83%	76.26%	85.10%	76.18%	78.75%

Tangible Equity and Tangible Assets (Period-End)

Tangible equity, tangible assets, and tangible book value per share are each non-GAAP financial measures. Tangible equity represents the Corporation’s stockholders’ equity, less goodwill and intangible assets. Tangible assets represents the Corporation’s total assets, less goodwill and other intangible assets. Tangible book value per share represents the Corporation’s equity divided by common shares at period-end. These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(in thousands, except per share and ratio data)	2015	2015	2015	2015	2014	2015	2014
TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$137,242	$138,715	$136,520	$136,293	$133,628	$137,242	$133,628
Less: intangible assets	(25,755)	(26,025)	(26,302)	(26,587)	(26,891)	(25,755)	(26,891)
Tangible equity (non-GAAP)	$111,487	$112,690	$110,218	$109,706	$106,737	$111,487	$106,737

Total assets (GAAP)	$1,619,926	$1,631,639	$1,553,633	$1,584,772	$1,524,539	$1,619,926	$1,524,539
Less: intangible assets	(25,755)	(26,025)	(26,302)	(26,587)	(26,891)	(25,755)	(26,891)
Tangible assets (non-GAAP)	$1,594,171	$1,605,614	$1,527,331	$1,558,185	$1,497,648	$1,594,171	$1,497,648

Total equity to total assets at end of period (GAAP)	8.47%	8.50%	8.79%	8.60%	8.77%	8.47%	8.77%
Book value per share (GAAP)	$28.96	$29.36	$28.92	$28.92	$28.44	$28.96	$28.44

Tangible equity to tangible assets at
end of period (non-GAAP)	6.99%	7.02%	7.22%	7.04%	7.13%	6.99%	7.13%
Tangible book value per share (non-GAAP)	$23.53	$23.85	$23.35	$23.28	$22.71	$23.53	$22.71

Tangible Equity (Average)

Average tangible equity and return on average tangible equity are each non-GAAP financial measures. Average tangible equity represents the Corporation’s average stockholders’ equity, less average goodwill and intangible assets for the period. Return on average tangible equity measures the Corporation’s earnings as a percentage of average tangible equity. These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(in thousands, except ratio data)	2015	2015	2015	2015	2014	2015	2014
TANGIBLE EQUITY (AVERAGE)
Total average shareholders' equity (GAAP)	$139,697	$137,855	$137,386	$135,974	$141,845	$137,891	$142,046
Less: average intangible assets	(25,885)	(26,162)	(26,441)	(26,755)	(27,059)	(26,308)	(27,554)
Average tangible equity (non-GAAP)	$113,812	$111,693	$110,945	$109,219	$114,786	$111,583	$114,492

Return on average equity (GAAP)	6.05%	7.05%	7.52%	6.79%	12.54%	6.84%	5.74%
Return on average tangible equity (non-GAAP)	7.42%	8.71%	9.32%	8.45%	15.49%	8.45%	7.12%

Adjustments for Certain Items of Income or Expense

In addition to disclosures of certain GAAP financial measures, including net income, EPS, ROA, and ROE, we may also provide comparative disclosures that adjust these GAAP financial measures for a particular period by removing from the calculation thereof the impact of certain transactions or other material items of income or expense occurring during the period, including certain nonrecurring items. The Corporation believes that the resulting non-GAAP financial measures may improve an understanding of its results of operations by separating out any such transactions or items that may have had a disproportionate positive or negative impact on the Corporation’s financial results during the particular period in question. In the Corporation’s presentation of any such non-GAAP (adjusted) financial measures not specifically discussed in the preceding paragraphs, the Corporation supplies the supplemental financial information and explanations required under Regulation G.

						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(in thousands, except share, per share and ratio data)	2015	2015	2015	2015	2014	2015	2014
CORE NET INCOME
Reported net income (loss) (GAAP)	$2,129	$2,451	$2,577	$2,276	$4,482	$9,433	$8,157
Net gains (losses) on security transactions (net of tax)	(50)	7	(156)	(31)	(3,907)	(230)	(4,229)
Legal settlements (net of tax)	-	-	-	-	-	-	2,617
Merger and acquisition related expenses (net of tax)	-	-	-	-	-	-	71
Core net income (non-GAAP)	$2,079	$2,458	$2,421	$2,245	$575	$9,203	$6,616

Average basic and diluted shares outstanding	4,730,806	4,722,449	4,716,734	4,706,774	4,690,519	4,719,278	4,683,067

Reported basic and diluted earnings (loss) per share (GAAP)	$0.45	$0.52	$0.55	$0.48	$0.96	$2.00	$1.74
Reported return on average assets (GAAP)	0.52%	0.62%	0.66%	0.59%	1.17%	0.60%	0.54%
Reported return on average equity (GAAP)	6.05%	7.05%	7.52%	6.79%	12.54%	6.84%	5.74%

Core basic and diluted earnings per share (non-GAAP)	$0.44	$0.52	$0.51	$0.48	$0.12	$1.95	$1.41
Core return on average assets (non-GAAP)	0.51%	0.62%	0.62%	0.58%	0.15%	0.58%	0.44%
Core return on average equity (non-GAAP)	5.90%	7.07%	7.07%	6.70%	1.61%	6.67%	4.66%

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995.  The Corporation intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in this press release.  All statements regarding the Corporation's expected financial position and operating results, the Corporation's business strategy, the Corporation's financial plans, forecasted demographic and economic trends relating to the Corporation's industry and similar matters are forward-looking statements.  These statements can sometimes be identified by the Corporation's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend."  The Corporation cannot promise that its expectations in such forward-looking statements will turn out to be correct.  The Corporation's actual results could be materially different from expectations because of various factors, including changes in economic conditions or interest rates, credit risk, difficulties in managing the Corporation’s growth, competition, changes in law or the regulatory environment, including the Dodd-Frank Act, and changes in general business and economic trends.  Information concerning these and other factors can be found in the Corporation’s periodic filings with the Securities and Exchange Commission (“SEC”), including the 2014 Annual Report on Form 10-K.  These filings are available publicly on the SEC's website at http://www.sec.gov, on the Corporation's website at http://www.chemungcanal.com or upon request from the Corporate Secretary at (607) 737-3746.  Except as otherwise required by law, the Corporation undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:
Karl F. Krebs, EVP and CFO
kkrebs@chemungcanal.com
Phone:  607-737-3714